CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As independent registered public accountants, we hereby consent to the use of our report incorporated by reference herein dated November 29, 2011 on the financial statements of Bandon Isolated Alpha Fixed Income Fund, a series of the Northern Lights Fund Trust, as of September 30, 2011 and to the references to our firm in the Prospectus and the Statement of Additional Information in this Post-Effective Amendment to the Northern Lights Fund Trust Registration Statement on Form N-1A.

Cohen Fund Audit Services, Ltd.

Westlake, Ohio

January 13, 2012